Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value US$0.001 per share, of China Customer Relations Centers, Inc., a company organized under the laws of the British Virgin Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: March 12, 2021

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.

Zhili Wang

/s/ Zhili Wang

Debao Wang

/s/ Debao Wang

Guoan Xu

/s/ Guoan Xu

Qingmao Zhang

/s/ Qingmao Zhang

[Signature Page to Joint Filing Agreement]

Long Lin

/s/ Long Lin

Wilstein Limited

/s/ Long Lin
Name: Long Lin Title: Authorized Signatory

Jishan Sun

/s/ Jishan Sun

Telecare Global Services Limited

/s/ Jishan Sun
Name: Jishan Sun Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]

Yipeng Wang

/s/ Yipeng Wang

Harford Equity Limited

/s/ Yipeng Wang
Name: Yipeng Wang Title: Authorized Signatory

Ruixiu Wang

/s/ Ruixiu Wang

Sainsberry Limited

/s/ Ruixiu Wang
Name: Ruixiu Wang Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]

Qiaolin Wang

/s/ Qiaolin Wang

Yan Lyu

/s/ Yan Lyu

Xianghui Li

/s/ Xianghui Li

Ning Zou

/s/ Ning Zou

Singeton Management Limited

/s/ Ning Zou
Name: Ning Zou Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]

Liping Gao

/s/ Liping Gao

Yuxiang Qi

/s/ Yuxiang Qi

Yanli Xu

/s/ Yanli Xu

[Signature Page to Joint Filing Agreement]